Exhibit T3A.33

SCC619
(04/97)

GUIDE FOR ARTICLES OF INCORPORATION

VIRGINIA STOCK CORPORATION

The undersigned, pursuant to Chapter 9 of Title 13.1 of the Code of Virginia, state(s) as follows:

1.	The name of the corporation is

SL Uno Potomac Mills, Inc.

2.	The number (and classes, if any) of shares the corporation is authorized to issue is (are):

Number of shares authorized	Class(es)
100	Common

3.	A. The name of the corporation’s initial registered agent is
Commonwealth Legal Services Corporation

B. The initial registered agent is (mark appropriate box):
(1)	An individual who is a resident of Virginia and
[ ]	an initial director of the corporation
[ ]	a member of the Virginia State Bar
OR
(2)	[X]	a professional corporation or professional limited liability company of attorneys registered under Section 54.1-3902 Code of Virginia

4.	A. The corporation’s initial registered office address, which is the business office of the initial registered agent is:

4701 Cox Road, Suite 301, Glen Allen,	, VA 23060-6802
(number/street) (city or town) (ZIP code)

B. The registered office is physically located in the [ ] City or [X] county of

Henrico

5.	The initial directors are:

NAME(S)	ADDRESS(ES)
Aaron D. Spencer	100 Charles Park Road, West Roxbury, MA 02132
Craig S. Miller	100 Charles Park Road, West Roxbury, MA 02132
Paul W. MacPhail	100 Charles Park Road, West Roxbury, MA 02132

6.	INCORPORATOR(S):

/s/ Helen A. Falvey	Helen A. Falvey
SIGNATURE(S)	PRINTED NAME(S)

See instructions on the reverse.

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

May 2, 2001

The State Corporation Commission has found the accompanying articles submitted on behalf of

SL Uno Potomac Mills, Inc.

to comply with the requirements of law, and confirms payment of all required fees.

Therefore, it is ORDERED that this

CERTIFICATE OF INCORPORATION

be issued and admitted to record with the articles of incorporation in the Office of the Clerk of the Commission, effective May 2, 2001.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By  /s/ [ILLEGIBLE]

Commissioner

Commonwealth OF Virginia
State Corporation Commission

I Certify the Following from the Records of the Commission:

The foregoing is a true copy of all documents constituting the charter of SL Uno Potomac Mills, Inc..

Nothing more is hereby certified.

Signed and Sealed at Richmond on this Date:
December 19, 2001

 /s/ Joel H. Peck
Joel H. Peck, Clerk of the Commission

Commonwealth OF Virginia

State Corporation Commission

May 2, 2001

NANETTE L RIDER
CT CORPORATION SYSTEM
HOLD FOR PICK-UP
DO NOT MAIL

RE:       SL Uno Potomac Mills, Inc.
ID:        0558245-7
DCN:    01-05-02-0105

Dear Customer:

This is your receipt for $75.00, to cover the fees for filing articles of incorporation with this office.

The effective date of the certificate of incorporation is May 2, 2001.

If you have any questions, please call (804) 371-9733.

Sincerely,

/s/ Joel H. Peck

Joel H. Peck
Clerk of the Commission